UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 16, 2022

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.700% Senior Notes due 2022	FIS22B	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, the Board of Directors of Fidelity National Information Services, Inc. (“FIS”) appointed Vijay D’Silva and Kenneth T. Lamneck to its Board of Directors to serve until the next annual meeting of shareholders of the Company on May 25, 2022, or until their respective earlier resignation or removal. They will be proposed to the shareholders for re-election to the board for a one-year term at the annual meeting of shareholders in our annual proxy statement of the Company. In connection with these appointments, the Board determined that Mr. D’Silva and Mr. Lamneck are each independent directors pursuant to Rule 303A.02 of the rules of the New York Stock Exchange Listing Standards. In addition, the Board determined that Mr. Lamneck is qualified as an Audit Committee Financial Expert pursuant to the standards set forth in 17 CFR Section 229. The Board assigned Mr. Lamneck to serve on the Audit Committee of the Board and assigned Mr. D’Silva to serve on the Risk and Technology Committee of the Board.

Mr. D’Silva was a Senior Partner at McKinsey & Company (“McKinsey”), a management consulting firm, from 1994 until his retirement from McKinsey on March 6, 2022. While at McKinsey, Mr. D’Silva held leadership roles in the firm’s Digital and Analytics, Global Payments, Banking & Securities and Risk Management practices. He also built and led McKinsey’s Talent Network. Prior to joining McKinsey, Mr. D’Silva held positions at Swiss Bank Corporation (now UBS), Acadian Asset Management, and Digital Equipment Corporation. Mr. D’Silva is currently an Executive in Residence at the Massachusetts Institute of Technology.

Mr. D’Silva has extensive experience in financial institutions and payments, digital and analytics transformations, talent management, strategy and risk management.

Mr. Lamneck served as Chief Executive Officer and President of Insight Enterprises (NASDAQ:NSIT) from January 2010 until he retired from that position on December 31, 2021. Since his retirement as CEO, Mr. Lamneck serves as a special advisor and Executive Vice President of Insight Enterprises. From 2004 through 2009, Mr. Lamneck served as President, the Americas, at Tech Data Corporation (NYSE:SNX), a wholesale distributor of technology products. From 1998 to 2004, he held several executive management positions at Arrow Electronics Inc. Following five years of service in the United States Army, he began his civilian career at IBM as an engineer.

Mr. Lamneck has served as a director of Benchmark Electronics, Inc. (NYSE: BHE), a provider of product design, engineering services, technology solutions, and manufacturing services, since 2013.

Mr. Lamneck has extensive experience in global operations, technology, finance and leadership.

Additional information about Mr. D’Silva and Mr. Lamneck is included in the Company’s press release issued on March 21, 2022, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with joining FIS’ Board of Directors, Mr. D’Silva and Mr. Lamneck will each receive a one-time grant of equity valued at $50,000 in the form of time-based restricted stock units, vesting one year from the date of grant. Mr. D’Silva and Mr. Lamneck will also participate in the compensation program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on May 19, 2021, filed with the U.S. Securities and Exchange Commission on April 9, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 21, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: March 21, 2022	By:	/s/ Gary A. Norcross
		Name:	Gary A. Norcross
		Title:	Chairman and Chief Executive Officer